Exhibit 3.2

Execution Version

BY-LAWS

OF

COWEN INC.

(referred to herein as the “Corporation”)

ARTICLE I

Stockholders

Section 1.  Place of Meetings.  Meetings of stockholders shall be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the Chairman of the Board of Directors, President, Vice President or Secretary.

Section 2.  Annual Meetings.  Annual meetings of stockholders shall be held on such date, at such time and at such place as shall be designated from time to time by the Chairman of the Board of Directors, President, Vice President or Secretary.  At each annual meeting the stockholders shall elect a Board of Directors by plurality vote and transact such other business as may be properly brought before the meeting.

Section 3.  Special Meetings.  Special meetings of the stockholders may be called by the Chairman of the Board of Directors, President, Vice President or Secretary.

Section 4.  Notice of Meetings.  Written notice of each meeting of the stockholders stating the place, date and hour of the meeting shall be given by or at the direction of the Board of Directors to each stockholder entitled to vote at the meeting at least 10, but not more than 60 days prior to the meeting.  Notice of any special meeting shall state in general terms the purpose or purposes for which the meeting is called.

Section 5.  Quorum; Adjournments of Meetings.  The holders of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at such meeting; but, if there be less than a quorum, the holders of a majority of the stock so present or represented may adjourn the meeting to another time or place, from time to time, until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice, except as required by law, and any business may be transacted thereat which might have been transacted at the meeting as originally called.

Section 6.  Voting.  At any meeting of the stockholders every registered owner of shares entitled to vote may vote in person or by proxy and, except as otherwise provided by statute, in the Certificate of Incorporation of the Corporation (the “Certificate”) or these By-Laws, shall have one vote for each such share standing in his, her or its name on the books of the Corporation.  Except as otherwise required by statute, the Certificate or these By-Laws, all elections of directors shall be decided by a plurality of votes cast, and all other matters shall be decided by a majority of the votes cast.

Section 7.  Chairman of Meetings.  The Chairman of the Board of Directors or, in his absence, the President, the Vice President or Secretary shall preside as Chairman of a meeting of the stockholders.  In the absence of the Chairman of the Board of Directors, the President, the Vice President and the Secretary, a majority of the members of the Board of Directors present in person at such meeting may appoint any other person to act as Chairman of the meeting.

Section 8.  Secretary of Meetings.  The Secretary of the Corporation shall act as Secretary of all meetings of the stockholders.  In the absence of the Secretary, the Chairman of the meeting shall appoint any other person to act as Secretary of the meeting.

Section 9.  Stockholders’ Action Without Meetings.  To the extent permitted by applicable law, any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting, if a written consent thereto is signed by a majority of the stockholders, such written consent is filed with the minutes of proceedings of the stockholders, and notice of such action is sent to all stockholders.

ARTICLE II

Board of Directors

Section 1.  Number of directors.  The number of directors shall be not less than one, as determined from time to time by the Board of Directors or the stockholders.

Section 2.  Vacancies.  Whenever any vacancy shall occur in the Board of Directors by reason of death, resignation, removal, increase in the number of directors or otherwise, it may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, for the balance of the term or, if the Board of Directors has not filled such vacancy, it may be filled by the stockholders.

Section 3.  First Meeting.  The first meeting of each newly elected Board of Directors, of which no notice shall be necessary, shall be held immediately following the annual meeting of stockholders or any adjournment thereof at the place the annual meeting of stockholders was held at which such directors were elected, or at such other place as a majority of the members of the newly elected Board of Directors who are then present shall determine, for the election or appointment of a Chairman of the Board of Directors and officers for the ensuing year and the transaction of such other business as may be brought before such meeting.

Section 4.  Regular Meetings.  Regular meetings of the Board of Directors, other than the first meeting, may be held without notice at such times and places as the Board of Directors may from time to time determine.

Section 5.  Special Meetings.  Special meetings of the Board of Directors may be called by order of the Chairman of the Board of Directors, President, Vice President or Secretary.  Notice of the time and place of each special meeting shall be given by or at the direction of the person or persons calling the meeting by mailing the same at least three days before the meeting or by telephoning, emailing or delivering personally the same at least 24 hours before the meeting to each director.  Except as otherwise specified in the notice thereof, or as required by statute, the

Certificate or these By-Laws, any and all business may be transacted at any special meeting of the Board of Directors.

Section 6.  Place of Conference Call Meeting.  Any meeting at which one or more of the members of the Board of Directors or of a committee designated by the Board of Directors shall participate by means of conference telephone, remote electronic communication or similar communications equipment shall be deemed to have been held at the place designated for such meeting; provided that at least one member is at such place while participating in the meeting.

Section 7.  Organization.  Every meeting of the Board of Directors shall be presided over by the Chairman of the Board of Directors, or, in his absence, the President or the Vice President.  In the absence of the Chairman of the Board of Directors, the President and the Vice President, a presiding officer shall be chosen by a majority of the directors present.  The Secretary of the Corporation shall act as Secretary of the meeting but, in his absence, the presiding officer may appoint any person to act as Secretary of the meeting.

Section 8.  Quorum; Vote.  A majority of the directors then in office (but in no event less than one-third of the total number of directors) shall constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting to another time or place from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice.  Except as otherwise required by statute, the Certificate or these By-Laws, all matters coming before any meeting of the Board of Directors shall be decided by the vote of a majority of the directors present at the meeting, a quorum being present.

Section 9.  Removal of Directors.  Any one or more of the directors shall be subject to removal with or without cause at any time by the stockholders.

Section 10.  Committees.  Except as otherwise required by statute, the Certificate or these By-Laws, the Board of Directors may, by resolution passed by a majority of the Board of Directors, designate one or more committees, each committee to consist of two or more directors.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meetings and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation with the exception of any authority the delegation of which is prohibited by Section 141 of the General Corporation Law of the State of Delaware (the “DGCL”), the Certificate or these By-Laws, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

Section 11.  Directors’ Action Without Meetings.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent thereto is signed by all members of the Board of Directors or such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

ARTICLE III

Officers

Section 1.  General.  The Board of Directors shall elect the officers of the Corporation, which shall include a President and such other or additional officers (including, without limitation, one or more Vice Presidents, Secretary, Assistant Secretaries, Chief Financial Officer and Assistant Treasurers) as the Board of Directors may designate.

Section 2.  Term of Office; Removal and Vacancy.  Each officer shall hold his or her office until his or her successor is elected and qualified or until his or her earlier resignation or removal.  Any officer shall be subject to removal with or without cause at any time by the Board of Directors.  Vacancies in any office, whether occurring by death, resignation, removal or otherwise, may be filled by the Board of Directors.

Section 3.  Powers and Duties.  Each of the officers of the Corporation shall, unless otherwise ordered by the Board of Directors, have such powers and duties as generally pertain to his respective office as well as such powers and duties as from time to time may be conferred upon him by the Board of Directors.

Section 4.  Power to Vote Stock.  Unless otherwise ordered by the Board of Directors, the Chairman of the Board of Directors, the President and the Vice President each shall have full power and authority on behalf of the Corporation to attend and to vote at any meeting of stockholders of any Corporation in which this Corporation may hold stock, and may exercise on behalf of this Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting and shall have power and authority to execute and deliver proxies, waivers and consents on behalf of the Corporation in connection with the exercise by the Corporation of the rights and powers incident to the ownership of such stock.  The Board of Directors, from time to time, may confer like powers upon any other person or persons.

ARTICLE IV

Capital Stock

Section 1.  Certificates of Stock.  The shares of stock of the Corporation shall be represented by book-entry system maintained by the registrar of such stock; provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of stock shall be certificated.  If shares are represented by certificates, such certificates shall be in such form as the Board of Directors may from time to time prescribe and shall be signed by the Chairman of the Board of Directors or a Vice Chairman of the Board of Directors or the President or the Vice President and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or an Assistant Secretary.

Section 2.  Transfer of Stock.  Shares of capital stock of the Corporation shall be transferable on the books of the Corporation only by the holder of record thereof, in person or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, and with such proof of the authenticity of the signature and of authority to transfer, and of payment of transfer taxes, as the Corporation or its agents may require.

Section 3.  Ownership of Stock.  The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

ARTICLE V

Miscellaneous

Section 1.  Corporate Seal.  The seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year and the state of incorporation.

Section 2.  Fiscal Year.  The fiscal year of the Corporation shall end on the 31st day of October unless otherwise determined by the Board of Directors.

Section 3.  Notice.  Except as otherwise provided herein or permitted by applicable law, whenever notice is required by law, the Certificate or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Notice to directors may also be given personally or by telephone, email or other means of electronic transmission.

Section 4.  Waivers of Notice.  Whenever any notice is required by law, the Certificate or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VI

Amendment

The Board of Directors shall have the power to make, alter or repeal these By-Laws subject to the power of the stockholders to alter or repeal the By-Laws made or altered by the Board of Directors.

ARTICLE VII

Indemnification

Section 1.  Indemnification of Officers When Wholly Successful. If any current or former officer of the Corporation (including for purposes of this Article an individual who, while an officer, is or was serving another corporation or other enterprise (including an employee benefit plan and a political action committee, which serves the interests of the employees of the Corporation or any of its subsidiaries) in any capacity at the request of the Corporation and unless the context requires otherwise the estate or personal representative of such officer) is wholly successful, on the merits or otherwise, in the defense of any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (“Proceeding”), to which the officer was a party because he or she is or was an officer of the Corporation, the officer shall be indemnified by the Corporation against all reasonable expenses, including attorney fees, incurred in connection with such Proceeding, or any appeal therein.  As used in this Article, “Proceeding” shall include, but is not limited to, any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal, arising out of or alleging any acts, errors, or omissions by the officer in the rendering or failure to render professional services, including legal and accounting services, for or at the request of the Corporation or any of its subsidiaries; provided such professional services are within the reasonably anticipated scope of the officer’s duties.  Additionally, as used in this Article, “Proceeding” shall include, but is not limited to, any threatened, pending or contemplated action, suit or proceeding arising out of or alleging negligence on the part of the officer.

Section 2.  Indemnification of Officers When Not Wholly Successful.  If any current or former officer of the Corporation has not been wholly successful on the merits or otherwise, in the defense of a Proceeding, to which the officer was or was threatened to be made a party because he or she was or is an officer, the officer shall be indemnified by the Corporation against any judgment, settlement, penalty, fine (including any excise tax assessed with respect to an employee benefit plan), or other liability and any reasonable expenses, including attorney fees, incurred as a result of such Proceeding, or any appeal therein, if authorized in the specific case after a determination has been made that indemnification is permissible because the following standard of conduct has been met:

(a)	The officer conducted himself or herself in good faith; and

(b)
The officer reasonably believed: (i) in the case of conduct in the officer’s official capacity as an officer of the Corporation that the officer’s conduct was in the Corporation’s best interest; and (ii) in all other cases that the officer’s conduct was at least not opposed to its best interests; and

(c)	In the case of any criminal proceeding, the officer had no reasonable cause to believe his or her conduct was unlawful;

provided, however, the Corporation may not indemnify an officer in connection with a Proceeding by or in the right of the Corporation in which the officer was adjudged liable to the Corporation or in connection with any other proceeding charging improper benefit to the officer, whether or not involving action in his or her official capacity, in which the officer was adjudged liable on the basis that personal benefit was improperly received by the officer.

Section 3.  Procedures for Indemnification Determinations. The determination required by Section 7.2 herein shall be made as follows:

(a)	By the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to the Proceeding;

(b)
If a quorum cannot be obtained, by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate) consisting solely of two or more directors not at the time parties to the Proceeding;

(c)
By independent special legal counsel: (i) selected by the Board of Directors or its committee in the manner prescribed in subsection (a) or (b); or (ii) if a quorum of the Board of Directors cannot be obtained under subsection (a) and a committee cannot be designated under subsection (b), selected by majority vote of the full Board of Directors (in which selection directors who are parties may participate); or, if a determination pursuant to subsections (a), (b), or (c) of this Section 7.3 cannot be obtained; then

(d)	By the stockholders, but shares owned by or voted under the control of directors who are at the time parties to the Proceeding may not be voted on the determination.

Section 4.  Serving at the Request of the Corporation. An officer of the Corporation shall be deemed to be serving another corporation or other enterprise or employee benefit plan or political action committee at the request of the Corporation only if such request is reflected in the records of the Board of Directors or a committee appointed by the Board of Directors for the purpose of making such requests.  Approval by the Board of Directors, or a committee thereof, may occur before or after commencement of such service by the officer.

Section 5.  Advancement of Expenses. The Corporation shall pay for or reimburse reasonable expenses, including attorney fees, incurred by an officer who is a party to a Proceeding in advance of the final disposition of the Proceeding if:

(a)	The officer furnishes to the Corporation a written affirmation of the officer’s good faith belief that the officer has met the standard of conduct described in Section 7.2 herein;

(b)
The officer furnishes to the Corporation a written undertaking, executed personally or on behalf of the officer, to repay the advance if it is ultimately determined that the officer is not entitled to indemnification; and

(c)	A determination is made that the facts then known to those making the determination would not preclude indemnification under this By-Law.

Section 6.  Undertaking Required for Expenses. The undertaking required by Section 7.5 herein must be an unlimited general obligation of the officer but need not be secured and may be accepted without reference to financial ability to make repayment.

Section 7.  Procedures for Expense Determinations. Determinations and authorizations of payments under Section 7.5 herein shall be made in the same manner as is specified in Section 7.3 herein.

Section 8.  Indemnification of Employees and Former Directors. Every employee and every former director of the Corporation shall be indemnified by the Corporation to the same extent as officers of the Corporation.

Section 9.  Nonexclusivity of Right of Indemnification. The right of indemnification set forth above shall not be deemed exclusive of any other rights, including, but not limited to, rights created pursuant to Section 7.11 of these By-Laws, to which an officer, employee, or former director seeking indemnification may be entitled.  No combination of rights shall permit any officer, employee or former director of the Corporation to receive a double or greater recovery.

Section 10.  Mandatory Indemnification of Directors and Designated Officers. The Corporation shall indemnify each of its directors and such of the non-director officers of the Corporation or any of its subsidiaries as the Board of Directors may designate, and shall advance expenses, including attorney’s fees, to each director and such designated officers, to the maximum extent permitted (or not prohibited) by law, and in accordance with the foregoing, the Board of Directors is expressly authorized to enter into individual indemnity agreements on behalf of the Corporation with each director and such designated officers which provide for such indemnification and expense advancement and to adopt resolutions which provide for such indemnification and expense advancement.

Section 11.  Insurance. Notwithstanding anything in this Article Seven to the contrary, the Corporation shall have the additional power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, political action committee, or other enterprise, against liability asserted against or incurred by the person in that capacity or arising from the person’s status as a director, officer, employee, or agent, whether or not the Corporation would have the power to indemnify the person against the same liability.

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